Exhibit 99.1

Verifone Names Rowan Trollope to Board of Directors
SAN JOSE, Calif. (May 18, 2017) -Verifone (NYSE: PAY), a world leader in payment and commerce solutions announced today the appointment of Rowan Trollope, senior vice president and general manager of IoT and Applications for Cisco Systems, to its board of directors effective immediately.
Trollope is a 26-year veteran of the enterprise software industry. He joined Cisco in 2012 to lead the re-invention of its collaboration business, and is currently responsible for delivering the company’s internet of things (IoT) technology solutions across multiple market segments. Prior to Cisco, he spent more than 20 years at Symantec, most recently serving as group president overseeing Sales, Marketing and Product Development. Trollope is also a general partner at a venture-backed accelerator focused on enterprise software-as-a-service companies, and a co-founder of PrintManager, a green-tech software company based in Menlo Park, Calif.
“We welcome the opportunity to add Rowan Trollope to the board,” said Alex W. (Pete) Hart, Verifone chairman. “He is a highly-regarded executive and will be a very valuable addition.”
“Rowan is an accomplished software executive who embodies Verifone’s values and has a demonstrated track record in product development,” said Paul Galant, CEO of Verifone. “He will play an important role on our board as we continue to transform Verifone from a device vendor to a solutions provider.”
The addition of Trollope increases the size of Verifone’s board to nine members. He will be appointed to the Audit Committee.
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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for VeriFone Systems, Inc.
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc., including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: execution of our strategic plan and business initiatives and whether the expected benefits of our plan and initiatives are achieved, short product cycles and rapidly changing technologies, our ability to maintain competitive leadership position with respect to our payment solution offerings, our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to successfully integrate acquired businesses into our business and operations, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers, distributors and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, the conduct of our business and operations internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, and our dependence on a limited number of key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date such statements are made. Verifone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Verifone
Verifone is transforming everyday transactions into opportunities for connected commerce. We’re connecting payment devices to the cloud-merging the online and in-store shopping experience and creating the next generation of digital engagement between merchants and consumers. We are built on a 35-year history of uncompromised security with approximately 30 million devices and terminals deployed worldwide. Our people are trusted experts that work with our clients and partners, helping to solve their most complex payments challenges. We have clients and partners in more than 150 countries, including the world’s best-known retail brands, financial institutions and payment providers.

Verifone.com | (NYSE: PAY) | @verifone

Contact:
Investor Relations:
Chris Mammone, 408-232-7230
ir@verifone.com
or
Media Relations:
Andy Payment, 770-754-3541
andy.payment@verifone.com